Exhibit 23.2



                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement on Form S-8 dated December 20, 1996 pertaining to the 1996 Stock Option Plan of Brilliant Digital Entertainment, Inc. of our reports dated September 13, 1996 with respect to the consolidated financial statements of Brilliant Digital Entertainment, Inc. included in its Registration Statement on Form S-1 dated November 22, 1996, filed with the Securities and Exchange Commission.


                                             /s/ ERNST & YOUNG LLP

                                             ERNST & YOUNG LLP


December 19, 1996
Los Angeles, California